TRANSITION SERVICES AGREEMENT

by and among

FUSION CONNECT, INC.
(f/k/a Fusion Telecommunications International, Inc.

and

LINGO MANAGEMENT, LLC

dated as of

 May 4, 2018

TRANSITION SERVICES AGREEMENT

This Transition Services Agreement (this "Agreement"), dated as of May 4, 2018, is entered into by and between Fusion Connect, Inc. (f/k/a Fusion Telecommunications International, Inc.), a Delaware corporation with its principal place of business at 420 Lexington Avenue, Suite 1718, New York, NY 10170 (“Fusion”) and Lingo Management, LLC, a Georgia limited liability company with its principal place of business at 3060 Peachtree Road NW, Suite 1065, Atlanta, GA 30305 (“Lingo”). Each of Fusion and Lingo may be referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Fusion, Fusion BCHI Acquisition, LLC (“Merger Sub”), and Birch Holdings, Inc. (“Birch Holdings”) have entered into that certain Agreement and Plan of Merger, dated August 26, 2017, as amended (the “Merger Agreement”), under the terms of which Merger Sub will merge with and into Birch Holdings, with Merger Sub being the survivor of that merger (the “Merger”);

WHEREAS, one of the conditions to closing the Merger is the requirement that Birch Communications, LLC (“Birch”), a wholly-owned subsidiary of Birch Holdings, spin-off to the existing shareholders of Birch Holdings, the Consumer/SMB Business; and

WHEREAS, in order to facilitate the transition of the Consumer/SMB Business to Lingo as well as to facilitate the transfer of the remaining business of Birch to Fusion (the “Birch Business/Cloud Business”), the Parties have agreed to provide the other Party with certain services, including administrative and support services, until such time as any remaining state approvals (as defined) are obtained, network facilities and other assets have been appropriately transferred, and the Parties can operate their respective businesses without the need for the services specified contemplated by this Agreement (collectively “Services”); and

WHEREAS, capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, the Parties hereby agree as follows:

ARTICLE I.
SERVICES; SYSTEM MAINTENANCE; END USERS

Section 1.01 Provision of Services.

(a) The Party providing any Services (the “Providing Party”) agrees to use commercially reasonable efforts to provide, or to cause its one or more of its subsidiaries to provide, the Services set forth on the exhibits attached hereto (as such exhibits may be amended or supplemented pursuant to the terms of this Agreement, collectively, the "Service Schedules") to the Party receiving the Services (the “Receiving Party”) for the respective periods and on the other terms and conditions set forth in this Agreement and in the respective Service Schedules. As used in this Agreement and the Service Schedules when describing the rights and obligations of the Providing Parties, the “Providing Parties” shall include the Providing Parties and its subsidiaries.

(b) Notwithstanding the contents of the Service Schedules, the Providing Parties agree to respond in good faith to any reasonable request by the Receiving Parties for access to any additional services that are necessary for the operation of their business and which are not currently contemplated in the Service Schedules, at a price to be agreed upon after good faith negotiations between the Parties. Unless otherwise agreed to by the Parties, any such additional services so provided by the Providing Parties shall constitute Services under this Agreement and be subject in all respect to the provisions of this Agreement as if fully set forth on a Service Schedule as of the date hereof.

(c) The Providing Party shall ensure that all personnel who provide Services hereunder on its behalf have appropriate professional, technical, and skills, training, and experience to enable them to perform their duties in an efficient manner. Each Providing Party shall make commercially reasonable efforts to provide sufficient staffing to enable the Services to be performed in accordance with this Agreement and shall reasonably maintain the continuity of the personnel assigned to perform the Services hereunder. Any replacement personnel shall have substantially equivalent or better qualifications than the personnel being replaced.

(d) The Parties acknowledge the transitional nature of the Services. Accordingly, as promptly as practicable following the execution of this Agreement, the Receiving Parties agree to use commercially reasonable efforts to make a transition of each Service to its own internal organization or to obtain alternate third-party sources to provide the Services so that the Services are transitioned no later than the respective expiration dates in the Service Schedules.

(e) In the event and to the extent that there is an inconsistency between the terms of this Agreement and the Service Schedules, the Service Schedules shall govern.

Section 1.02 Standard of Service. The Providing Party represents, warrants and agrees with the Receiving Party that the Services shall be provided in a professional and workmanlike manner with promptness and diligence in accordance with the requirements of this Agreement and applicable law and, except as specifically provided in the Service Schedules, in a manner generally consistent with the historical provision of the Services and with at least the same standard of care as historically provided in connection with its business.

Section 1.03 Disclaimer of Warranties. Except as expressly contemplated by Section 1.02 or set forth in any contract entered into hereunder, including in any Service Schedules or attachment thereto, each Party provides the Services on an as-is and where-is basis, using commercially reasonable efforts, and makes no representations and warranties of any kind, WHETHER EXPRESS, IMPLIED OR STATUTORY, AS TO THE DESCRIPTION, QUALITY, MERCHANTABILITY, COMPLETENESS OR FITNESS FOR ANY PURPOSE, OF ANY SERVICE PROVIDED HEREUNDER OR DESCRIBED HEREIN, OR AS TO ANY OTHER MATTER, ALL OF WHICH WARRANTIES BY EACH PARTY ARE HEREBY EXCLUDED AND DISCLAIMED. The Receiving Parties acknowledge and agree that this Agreement does not create a fiduciary relationship, partnership, joint venture or relationships of trust or agency between the Parties and that all Services are provided by the Providing Parties as independent contractors. To further clarify the foregoing, wherever this Agreement or any schedule states that the Providing Parties shall provide a particular Service or function, or perform or fulfill a particular obligation, or make something available, the Providing Parties shall do so using commercially reasonable efforts, and shall neither guarantee nor insure any particular result.

Section 1.04 Third-Party Service Providers. It is understood and agreed that the Providing Parties have been retaining, and will continue to retain, third-party service providers to provide some of the Services to the Receiving Parties. In addition, the Providing Parties shall have the right to hire other third-party subcontractors to provide all or part of any Service hereunder. The Providing Parties shall in all cases retain responsibility for the provision to the Receiving Parties of Services to be performed by any third-party service provider or subcontractor or by the Receiving Party’s subsidiaries. Notwithstanding the foregoing, (a) in all cases where a Party changes its then-current practice from either (i) providing a Service itself to providing it through a third-party, or (ii) providing it by one third-party to another third-party, it shall promptly notify the other Party of such change, and (b) the Providing Parties will disallow the new or continued Services of any of the Providing Parties of its third-party subcontractors upon a showing of reasonable cause and no undue hardship to the Providing Parties.

Section 1.05 Extension of Services. The Parties agree that the Providing Parties shall not be obligated to perform any Service after the applicable end date (the “End Date”) specified for that Service in the applicable Service Schedule; provided, however, that if the Receiving Parties desire and the Providing Parties agree to continue to perform any of the Services after the applicable End Date, the Parties shall negotiate in good faith to determine an amount that compensates the Providing Parties for its on-going provision of such Services. The Services so performed by the Providing Parties after the applicable End Date shall continue to constitute Services under this Agreement and be subject in all respects to the provisions of this Agreement for the duration of the agreed-upon extension period.

Section 1.06 Terminated Services. Upon termination or expiration of any or all Services pursuant to this Agreement, or upon the termination of this Agreement in its entirety, the Providing Parties shall have no further obligation to provide the applicable terminated Services and the Receiving Parties will have no obligation to pay any future compensation or out-of-pocket costs relating to such Services (other than for or in respect of Services already provided in accordance with the terms of this Agreement and received by the Receiving Parties prior to such termination), or Services provided by the Providing Parties at the Receiving Parties’ request after such termination.

Section 1.07

(a) Access to Premises and Assets. In order to enable the provision of the Services by the Providing Parties, the Receiving Parties agree that for a period of six (6) months after the execution of this Agreement, that they shall provide to the Providing Parties and each of their subsidiaries' employees and any third-party service providers or subcontractors who provide Services, at no cost to the Providing Parties, access to the facilities in all cases only upon prior written notice during normal business hours to the extent necessary for the Providing Parties to fulfill each of its obligations under this Agreement. Notwithstanding the above, prior written notice shall not be required for the Providing Party to grant access to those employees of the Receiving Party who work on a day to day basis in the Providing Party’s premise during normal business hours. All third-party subcontractors shall at all times be under the direct supervision of a supervisory-level employee of the Providing Parties. The Providing Parties’ access to facilities of the other Party shall at all times be subject to the approval and direction of the senior executive officer of the Receiving Parties then present at the facilities. The Parties agree that the Providing Parties will indemnify, defend and hold harmless, the Receiving Parties for any third party claims resulting from bodily injury or property damage incurred by the Receiving Parties employees, third party service providers or subcontractors who are granted access to the premises of the Providing Party

(b) Access to Books and Records. In order to enable the provision of the Services by the Providing Parties, the Receiving Parties agree that for a period of thirty six (36) months after execution of this Agreement, they shall provide to the Providing Parties and each of their respective subsidiaries' employees and any third-party service providers or subcontractors retained by such Party to review billing matters on its behalf, at no cost to the Providing Parties, access to the books and records of the other Party relevant to the Services in question along with the underlying details and invoices for the Services provided by the Providing Party pursuant this Agreement.

Section 1.08 System Maintenance. In the event that a Providing Party determines that it is necessary to interrupt Services or that there is a potential for Services to be interrupted for the performance of system maintenance (“Planned Interruption”), the Providing Party will use good-faith efforts to notify the Receiving Party prior to the performance of such maintenance and will schedule such maintenance during non-peak hours (midnight to 6 a.m. local time). In no event shall the Planned Interruption for system maintenance constitute a failure of performance by the Providing Party.

ARTICLE II.
COMPENSATION

Section 2.01 Responsibility for Wages and Fees. Except as otherwise contemplated in a schedule to this Agreement, for such time as any employees of the Providing Parties or any of its subsidiaries are providing the Services to the Receiving Parties under this Agreement, (a) such employees will remain employees of the Providing Parties or such subsidiaries, as applicable, and shall not be deemed to be employees of the Receiving Parties for any purpose, (b) the Providing Parties or such subsidiaries, as applicable, shall be solely responsible for the payment and provision of all wages, bonuses and commissions, employee benefits, including severance and worker's compensation, and the withholding and payment of applicable taxes relating to such employment, and (c) the Providing Parties shall retain the sole and exclusive right to manage said employees, including but not limited to the ability and right to hire, terminate, promote, demote and/or discipline said employees.

Section 2.02 Terms of Payment and Related Matters.

(a) As consideration for provision of the Services, the Receiving Parties shall pay the Providing Parties the amount specified for each Service on such Service's respective Service Schedule. For any costs incurred for Services that are not already set forth in any Service Schedule, in the event that the Providing Parties or any of their subsidiaries incur pre-approved (where possible) reasonable and documented expenses necessary to provide any Service, including, without limitation payments to third-party service providers or subcontractors retained in accordance with Section 1.04 (such included expenses, collectively, "Additional Costs"), the Receiving Parties then shall reimburse the Providing Parties for all such Additional Costs in accordance with the invoicing procedures set forth in Section 2.02(b).

(b) As more fully provided in the Service Schedules and subject to the terms and conditions therein:

(i) the Providing Parties shall provide, no later than ten (10) days after the end of each calendar month, the Receiving Parties, in accordance with Section 6.01 of this Agreement, with monthly invoices dated the first of each month ("Invoices"), which shall set forth in reasonable detail, for each Service covered by a Service Schedule, with such supporting documentation as the Receiving Parties may reasonably request with respect to any out-of-pocket costs incurred on behalf of the other Party, amounts payable under this Agreement; and

(ii) unless otherwise provided for in the schedules hereto, payments pursuant to this Agreement shall be made within thirty (30) days of the date of an Invoice.

(c) The Providing Parties reserve the right to charge interest on any amount not paid by the Receiving Parties by the due dates set forth herein that is not being contested by the Receiving Parties in good faith at a rate of one and one-half percent (1-1/2%) per month. Such interest shall accrue from the thirty-first (31th) day after the original Invoice due date through the date payment is made.

Section 2.03 Invoice Disputes. The Receiving Party may raise a good faith dispute with respect to an Invoice by delivering a written statement to the Providing Party within ninety (90) days of the Receiving Party’s receipt of the applicable Invoice. To be valid, the required written statement must include a reasonably detailed description of each disputed item. Amounts not disputed within such ninety (90) day period shall be deemed accepted. In the event that the Receiving Party raises a good faith dispute prior to the due date of the applicable Invoice and submits the required written statement, the Receiving Party may withhold the disputed amount from the applicable Invoice payment and pay solely the undisputed balance The Parties shall seek to resolve all such disputes expeditiously and in good faith. Parties shall seek to resolve all such disputes expeditiously and in good faith. All undisputed portions of invoices shall be paid notwithstanding any dispute. Any disputed amounts resolved in favor of a disputing Party shall be credited to that Party’s account on the next Invoice following resolution of the dispute. Any dispute arising out of or relating to this Agreement that has not been resolved by the good-faith efforts of the Parties shall be settled pursuant to Section 2.04 of this Agreement.

Section 2.04 Mandatory Arbitration of Disputes. ANY BILLING DISPUTE OF ANY KIND BETWEEN THE PARTIES, WILL BE RESOLVED BY FINAL AND BINDING ARBITRATION AS PRESCRIBED IN THIS SECTION. THE FEDERAL ARBITRATION ACT, NOT STATE LAW, WILL GOVERN THIS PROCESS. The arbitration will be conducted by and under the then-applicable commercial arbitration rules of the American Arbitration Association (“AAA”) through the AAA Case Management Center located in Washington, DC or other location as may be mutually agreed by Parties. A single neutral arbitrator engaged in the practice of law will conduct the arbitration. The arbitrator will be selected according to the rules of the AAA or, alternatively, may be selected by agreement of the Parties, who will cooperate in good faith to select the arbitrator. All expedited procedures prescribed by the applicable rules will apply. All required fees and costs will be paid equally by the Parties as set forth in the AAA commercial arbitration rules. The arbitrator’s decision and award will be final and binding, and judgment on the award rendered by the arbitrator may be entered in any court with jurisdiction. No dispute may be joined with another lawsuit, claim, dispute, or arbitration brought by any other person. The arbitrator may not award punitive damages. If any Party files a judicial or administrative action to resolve a billing dispute without first complying with the provisions of this Section and another Party successfully stays such action and/or compels arbitration, the Party filing that judicial or administrative action must pay the other Party’s costs and expenses incurred in seeking such stay and/or compelling arbitration, including attorney’s fees.

Section 2.05 No Right of Setoff. Each of the Parties hereby acknowledges that it shall have no right under this Agreement to offset any amounts owed (or to become due and owing) to the other Party, whether under this Agreement, or otherwise, against any other amount owed (or to become due and owing) to it by the other Party.

Section 2.06 Taxes. The Receiving Parties shall be responsible for all fees, taxes or surcharges properly assessed by regulatory or Governmental Entities on the Services or amounts due or payable under this Agreement (excluding taxes on the Providing Party’s net income), including but not limited to gross receipts taxes, surcharges, franchise fees, business licenses, occupational, excise, universal service fund, and other taxes (and penalties and interest thereon), which shall be passed through to the Receiving Party. Upon written request, the Providing Party will furnish documentation to support the fees or charges payable by the Receiving Party pursuant to this Section.

Section 2.07 Additional Assurances. If at any time during the term of this Agreement there is a material and adverse change in a Party’s financial condition, business prospects or payment history, the invoicing Party may demand a security deposit or increase the amount of the Security Deposit, as the case may be, as security for the full and faithful performance of the terms, conditions, and covenants of this Agreement; provided, however, in no event shall the amount of the security deposit exceed 45 days’ estimated or actual usage charges, monthly recurring charges, and/or other amounts payable by the Receiving Party to the Providing Party hereunder.

ARTICLE III.
LIMITATION OF LIABILITY; INDEMNIFICATION

Section 3.01 Limitation on Liability. NOTWITHSTANDING ANY OTHER PROVISION HEREOF, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, RELIANCE, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES (INCLUDING BUT NOT LIMITED TO DAMAGES FOR LOST PROFITS, LOST REVENUES, LOSS OF BUSINESS REPUTATION OR OPPORTUNITY, ) ARISING OUT OF OR RELATING TO A BREACH OF THIS AGREEMENT AND WHETHER BASED ON STATUTE, CONTRACT, TORT OR OTHERWISE, AND WHETHER OR NOT ARISING FROM THE OTHER PARTY'S SOLE, JOINT, OR CONCURRENT NEGLIGENCE, STRICT LIABILITY, CRIMINAL LIABILITY OR OTHER FAULT .. FURTHERMORE, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER, EITHER IN CONTRACT OR IN TORT, FOR PROTECTION FROM UNAUTHORIZED ACCESS TO OR ALTERATION, THEFT OR DESTRUCTION OF CUSTOMER DATA FILES NOT CONTROLLED BY THE OTHER PARTY. In no event shall the Providing Parties’ aggregate liability for direct damages to the Receiving Party that arise out of or are related to this Agreement, whether arising out of or related to breach of contract, tort (including negligence) or otherwise, exceed $10,000.00; except insofar as liability is predicated on the Providing Parties’ gross negligence or willful misconduct.

Section 3.02 Indemnity. Each Party hereby agrees to defend, indemnify and hold the other Party and its Representatives, from and against any and all losses, liabilities, claims, litigation, damages, penalties, actions, demands and expenses incurred by such Party and arising out of this Agreement to the extent attributable solely to: (i) the gross negligence or wilful misconduct of such Party, (ii) the performance or non-performance of such Party’s obligations under this Agreement, or (iii) the negligence of such Party in its performance or non-performance of its obligations under this Agreement. This obligation to indemnify shall include reasonable attorneys’ fees and investigation costs and all other reasonable costs, expenses and liabilities incurred by a Party or its counsel from the first notice that any claim or demand is to be made or may be made.

Section 3.03 Indemnification Procedures. The Party seeking indemnification under this Section must: (a) promptly notify the other Party in writing of any claim, and in connection with third party claims: (a) give the indemnifying Party full and complete authority to resolve the matter, and (b) provide information and assistance for the claim’s defense; provided further, in the event of third party claims, the indemnifying Party will retain the right, at its option, to settle or defend the claim, at its own expense and with its own counsel and will have the right, at its option, to participate in the settlement or defense of the claim, with its own counsel and at its own expense, but the indemnifying Party will retain sole control of the claim’s settlement or defense. To be indemnified under this Section, the Party seeking indemnification must not by any act, including any admission or acknowledgement, materially impair or compromise a claim’s defence.

Section 3.04 Survival. The indemnification obligations and covenants of this Article III shall survive the termination of this Agreement provided that the indemnified Person provides notice to the indemnifying Party of any claim for indemnification under this Agreement in writing setting forth the specific claim and the basis therefore in reasonable detail prior to the six (6) month anniversary of such date of termination.

Section 3.05 Special Indemnity – Shared Agreements. Each Party recognizes that there are instances in which both Parties and/or their respective subsidiaries or affiliates are utilizing shared services performed by a third party provider. The Parties acknowledge that in these instances each Party is obligated to pay the portion of the invoice for the services procured by such Party from the third party provider under the respective agreement. If a Party fails to pay its portion of the invoice (whether to the third party provider or other Party receiving the shared service) by the invoice due date, such Party shall be required to indemnify the other Party for any amounts paid by the other Party on the nonpaying Party’s behalf. The Parties agree that all indemnity obligations shall be satisfied within five (5) days of receipt of written demand for payment with all payments being made via electronic transfer of available funds. Nothing in this Section 3.05 shall prevent a Party from reserving its rights to dispute any invoice or payment.

ARTICLE IV.
TERMINATION

Section 4.01 Termination of this Agreement. Subject to Section 4.04, this Agreement shall terminate in its entirety (i) on the date upon which the Providing Parties shall have no continuing obligation to perform any Services as a result of each of their expiration or termination in accordance with Section 4.02, or (ii) in accordance with Section 4.02.

Section 4.02 Breach. Except as otherwise set forth in a Service Schedule, any Party (the "Non-Breaching Party") may terminate this Agreement with respect to any Service, in whole but not in part, at any time upon prior written notice to the other Party (the "Breaching Party") if the Breaching Party has failed (other than pursuant to Section 4.05) to perform any of its material obligations under this Agreement relating to such Service, and such failure shall have continued without cure for a period of thirty (30) days (ten (10) days for non-payment by the Receiving Parties, provided that the Receiving Parties shall not be entitled to cure a non-payment breach more than once) after receipt by the Breaching Party of a written notice of such failure from the Non-Breaching Party seeking to terminate such Service. For the avoidance of doubt, non-payment by the Receiving Parties for a Service provided by the Providing Parties in accordance with this Agreement that is not the subject of a good-faith dispute shall be deemed a breach for purposes of this Section 4.02.

Section 4.03 Insolvency. In the event that either Party or one or more of its subsidiaries shall (i) file a petition in bankruptcy, (ii) become or be declared insolvent, or become the subject of any proceedings (not dismissed within sixty (60) days) related to its liquidation, insolvency or the appointment of a receiver, (iii) make an assignment on behalf of all or substantially all of its creditors, or (iv) take any corporate action for its winding up or dissolution, then the other Party shall have the right to terminate this Agreement by providing written notice in accordance with Section 6.01.

Section 4.04 Effect of Termination. Upon termination of this Agreement in its entirety pursuant to Section 4.01, all obligations of the Parties shall terminate, except for the provisions of Article III, Article V and VI and Section 3.05, which shall survive any termination or expiration of this Agreement.

Section 4.05 Force Majeure. The obligations of the Providing Parties under this Agreement with respect to any Service shall be suspended during the period and to the extent that the Providing Parties are prevented or hindered from providing such Service, or the Receiving Parties are prevented or hindered from receiving such Service, due to any of the following causes beyond such Party's reasonable control (such causes, "Force Majeure Events"): (i) acts of God, (ii) flood, fire or explosion, (iii) war, invasion, riot or other civil unrest, (iv) governmental order or law, (v) actions, embargoes or blockades in effect on or after the date of this Agreement, (vi) action by any governmental entity, (vii) national or regional emergency, (viii) strikes, labor stoppages or slowdowns or other industrial disturbances, (ix) shortage of adequate power or transportation facilities, or (x) any other similar event which is beyond the reasonable control of such Party. The Party suffering a Force Majeure Event shall give notice of suspension as soon as reasonably practicable to the other Party stating the date and extent of such suspension and the cause thereof, and the Providing Parties shall resume the performance of each of its obligations as soon as reasonably practicable after the removal of the cause. Neither the Receiving Parties nor the Providing Parties shall be liable for the nonperformance or delay in performance of its respective obligations under this Agreement when such failure is due to a Force Majeure Event. The applicable End Date for any Service so suspended shall be automatically extended for a period of time equal to the time lost by reason of the suspension.

ARTICLE V.
CONFIDENTIALITY; DATA PROTECTION

Section 5.01 Confidentiality.

(a) During the term of this Agreement and thereafter, the Parties shall, and shall instruct, and take reasonable precautions to ensure that, they and their respective officers, directors, managers, members, shareholders, employees, agents, third-party contractors and other representatives (collectively, “Representatives”) to, maintain in confidence and not disclose the other Party's financial, technical, sales, marketing, development, personnel, and other information, records, or data, including, without limitation, customer lists, supplier lists, trade secrets, designs, product formulations, product specifications or any other proprietary or confidential information, however recorded or preserved, whether written or oral (any such information, "Confidential Information"). This Agreement and all schedules, exhibits and annexes attached hereto, and the Parties’ non-public performance thereof, shall be deemed Confidential Information. Each Party shall use the same degree of care, but no less than reasonable care, to protect the other Party's Confidential Information as it uses to protect its own Confidential Information of like nature. Unless otherwise authorized in any other agreement between the Parties, any Party receiving any Confidential Information of the other Party (the “Recipient”) may use Confidential Information only for the purposes of fulfilling its obligations under this Agreement (the "Permitted Purpose"). The Recipient may disclose such Confidential Information only to its Representatives who have a need to know such information for the Permitted Purpose and who have been advised of the terms of this Section 5.01 and the Recipient shall be liable for any breach of these confidentiality provisions by such persons; provided, however, that any Recipient may disclose such Confidential Information to the extent such Confidential Information is required to be disclosed by an order issued by, or a rule or regulation of, a Governmental Entity (“Governmental Order”), and, in the case of an order issued by a Governmental Entity, the Recipient shall promptly notify, to the extent legally permitted, the disclosing Party (the "Disclosing Party"), and take (at the expense of the Disclosing Party) reasonable steps to assist in contesting such Governmental Order or in protecting the Disclosing Party's rights prior to disclosure, and in which case the Recipient shall only disclose such Confidential Information that it is advised by its counsel it is legally bound to disclose under such Governmental Order.

(b) Notwithstanding the foregoing, Confidential Information shall not include any information that the Recipient can demonstrate: (i) was publicly known at the time of disclosure to it or its Representatives, or has become publicly known through no act of the Recipient or its Representatives in breach of this Section 5.01; (ii) was rightfully received from a third party without a duty of confidentiality; or (iii) was developed by it or its Representatives without any reliance on the Confidential Information.

(c) Within five (5) days written demand by the Disclosing Party at any time, or upon expiration or termination of this Agreement with respect to any Service, the Recipient agrees promptly to return or destroy, at its option, all Confidential Information. If such Confidential Information is destroyed, an authorized officer of the Receiving Party shall certify as to such destruction.

(d) Because money damages may be insufficient in the event of a breach or threatened breach of this Section 5.01, the affected Party may be entitled to seek an injunction or restraining order in addition to such other rights or remedies as may be available under this Agreement, at law or in equity, including but not limited to money damages.

Section 5.02 Data Ownership and Protection. Notwithstanding anything to the contrary, all data or information provided by, accessed from or through a Party and all data resulting from the other Party processing or aggregation of any such data or performing Services for the other Party is, or will be, and will remain, the property of such Party, and will be deemed Confidential Information of such Party.  Both Parties shall employ adequate and commercially reasonable, industry standard physical and software security measures to maintain the security (and prevent the disclosure) of any Confidential Information of the other Party in its possession and adhere to applicable policies relating to security of and access to Confidential Information of the other Party as may be communicated by the other Party from time to time.

ARTICLE VI.
 MISCELLANEOUS

Section 6.01 Notices. All Invoices, notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 6.01):

(a) if to Lingo:

Lingo Management, LLC
3060 Peachtree Road NW, Suite 1065,
Atlanta, GA 30305
Attention: Vinnie Oddo

with a copy to:

Lingo Management, LLC
3060 Peachtree Road NW, Suite 1065,
Atlanta, GA 30305
Attention: Michelle Ansley

(b) if to Fusion

Fusion Connect, Inc. (f/k/a Fusion Telecommunications International, Inc.)
420 Lexington Avenue, Suite 1718
New York, NY 10170
Attention: General Counsel

with a copy to:

Fusion LLC
695 Route 46 West, Suite 200
Fairfield, New Jersey 07004
Attention: Jon Kaufman

Section 6.02 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 6.03 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 6.04 Entire Agreement. This Agreement, including all Service Schedules, constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

Section 6.05 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Subject to the following sentence, neither Party may assign its rights or obligations hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed. Other than where consent is granted or deemed granted under this Section 6.05, no assignment shall relieve the assigning Party of any of its obligations hereunder. The foregoing notwithstanding, in the event of a transfer, directly or indirectly, sale of a controlling interest in, or the transfer, directly or indirectly, sale of all or substantially all of the assets of, Lingo and/or one or more of its subsidiaries, taken as a whole, the third-party acquiring such controlling interest in, or all or substantially all of such assets, must assume all obligations and responsibilities of the Party /or its subsidiaries under this Agreement.

Section 6.06 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

Section 6.07 Amendment and Modification; Waiver. This Agreement and the schedules and exhibits attached hereto may only be amended, modified or supplemented by an agreement in writing signed by both Parties. No waiver by a Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 6.08 Change in Law; Compliance with Law.

(a) This Agreement is subject to all present and future valid orders and regulations of any governmental or regulatory body having jurisdiction over the subject matter hereof and to the laws of the United States of America, any of its states, or any foreign governmental agency having jurisdiction over the Parties. In the event this Agreement shall be found contrary to or in conflict with any such order, rule, regulation, or law, the Parties agree to modify and amend this Agreement to the extent necessary to comply with any such order, rule, regulation, or law consistent with the form, intent, and purpose hereof.

(b) In the event the Federal Communications Commission (“FCC”), Congress, a state legislature or regulatory body (such as a utilities commission) or a court of competent jurisdiction issues a rule, regulation, law or order that has the effect of increasing the cost to provide the Services hereunder or canceling, changing or superseding any material term or provision of this Agreement (each a “Regulatory Requirement”), then the Parties shall modify this Agreement in such a way as the Parties mutually agree is consistent with the form, intent, and purpose of this Agreement and is necessary to comply with the Regulatory Requirement. In the event the Parties fail to reach agreement on an amendment to reflect the Regulatory Requirement, then any Party may, to the extent practicable, terminate, in writing, that portion of this Agreement impacted by the Regulatory Requirement, or the entire Agreement.

(c) Each Party shall comply with all applicable laws, rules and regulations concerning the provision and use of the Services provided hereunder. Each Party represents and warrants that it has obtained, and will maintain at its own cost throughout the term of this Agreement, all certifications and other authorizations necessary for use and provision of the Services. No Party shall use the Services in a manner inconsistent with applicable law or use the Services, or permit the Services to be used, for any illegal purpose or in any unlawful manner. Any transmission of material in violation of any federal, state or local law, order or regulation is prohibited, and shall constitute grounds for termination of this Agreement.

Section 6.09 Escalation Lists; Dispute Resolution; Governing Law; Submission to Jurisdiction.

(a) Escalation Lists. Within three (3) days of the date of this Agreement, the Providing Parties will provide to the Receiving Parties a written escalation contact list and associated escalation procedures (together, the “Escalation Procedures”). The Escalation Procedures will be designed to allow the rapid escalation and resolution of any “Service Affecting Issue” (as hereinafter defined) experienced by the Receiving Parties in their use (or their customers’ use) of the network and Services provided hereunder, and the Providing Parties will utilize reasonable commercial efforts to assure the resolution of any Service Affecting Issue within a period of twelve (12) hours or less (the “Escalation Period”) from the time such Service Affecting Issue is reported by the Receiving Parties to the Providing Parties. In the event that any Service Affecting Issue is not resolved to the reasonable satisfaction of the Providing Parties within the Escalation Period, then the Receiving Parties may immediately resort to any equitable remedies to which they are entitled under New York law as described in Section 6.09(c), without regard to the provisions of Section 6.09(a). The parties acknowledge that any service issues caused by underlying carrier network or circuit issues will be handled as provided for herein but do not give rise to equitable remedies as such issues are beyond the reasonable control of the Providing Parties.

(b) Dispute Resolution.  Except with respect to a billing dispute, if at any time there is a dispute between the Parties regarding this Agreement and performance hereunder, and such dispute cannot be resolved pursuant to Subsection (a) above, the Parties agree that they will within ten (10) days following receipt of written notice of a dispute, engage in face-to-face negotiations in an attempt to resolve the dispute and shall, upon failing to negotiate a resolution, choose a mutually agreeable third party neutral, who shall mediate the dispute between the Parties. Mediation shall be non-binding and shall be confidential. The Parties shall refrain from court and arbitration proceedings during the mediation process insofar as they can do so without prejudicing their legal rights. The Parties shall participate in good faith in accordance with the recommendations of the mediator and shall follow the procedures for mediation as suggested by the mediator. All expenses of mediation except expenses of the individual Parties, shall be shared equally by the Parties. Each Party shall be represented in the mediation by a person with authority to settle the dispute. If the Parties are unable to resolve the dispute in good faith within three (3) months of the date of the initial demand by either Party then the dispute shall be finally determined in accordance with the procedures set forth in Section 6.09(c) below.

(c) Governing Law; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of New York. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in the city of New York and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such Party's address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The Parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Notwithstanding the foregoing, either Party may seek equitable relief in any appropriate court of competent jurisdiction to enjoin violations or threatened violations, or compel specific performance of breaches or threatened breaches, of this Agreement for which there is no adequate remedy at law.

Section 6.10 Waiver of Jury Trial. Each Party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the Services to be provided hereunder. Each Party certifies and acknowledges that (a) no Representative of the other Party has represented, expressly or otherwise, that such other Party would not seek to enforce the foregoing waiver in the event of a legal action, (b) such Party has considered the implications of this waiver, (c) such Party makes this waiver voluntarily, and (d) such Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 6.10.

Section 6.11 Interpretation. Any reference to this “Agreement” shall include the body of this Agreement together with all attachments hereto, including all Service Schedules. The terms defined in this Agreement include the plural as well as the singular. Unless otherwise expressly stated, the words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, Subsection or other subdivision. The words “include” and “including” and the abbreviation “e.g.” shall not be construed as terms of limitation. The words “day,” “month,” and “year” mean, respectively, calendar day, calendar month and calendar year. All fees, expenses, charges and other amounts stated in this Agreement are references to United States Dollars unless otherwise specifically indicated.

Section 6.12 Counterparts. This Agreement may be executed in one or more counterparts (including by means of facsimile or other electronic transmission), each of which shall be deemed an original but all of which together will constitute one and the same instrument. This Agreement, to the extent signed and delivered by means of a facsimile machine or by other electronic transmission of a manual signature (by portable document format (pdf) or other method that enables the recipient to reproduce a copy of the manual signature), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

[signatures appear on the next page]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

FUSION CONNECT, INC. (f/k/a Fusion Telecommunications International, Inc.)

By /s/ James P. Prenetta, Jr.
Name: James P. Prenetta, Jr.
Title: Executive Vice President and
           General Counsel
LINGO MANAGEMENT, LLC

By /s/ Gordon P. Williams, Jr.
Name: Gordon P. Williams, Jr.
Title: Manager